SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2001

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                       N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

      On February 14, 2001, the Public Service Board issued its Order Dismissing Petition in Docket No. 6300, the proceeding in which the Company, along with Green Mountain Power Corporation, Vermont Yankee Nuclear Corporation and AmerGen Energy Company sought Board approval of the sale of the Vermont Yankee nuclear plant to AmerGen. In this Order, the Board determined that the proposed purchase price, as filed in November 2000 pursuant to a Memorandum of Understanding ("MOU"), did not reflect the fair market value of the plant and, therefore, the sale did not promote the general good of the State of Vermont. Subject to certain procedural matters, the Board will dismiss the petition for approval. This ruling is consistent with the Company's position that recent developments, including expressions of interest from other potential buyers and other nuclear plant sales, supported the conclusion that the revised transactions described in the MOU no longer represented the best market value option for the Company when compared to the likely (but not guaranteed) outcome of a timely auction. The Company will now participate with Vermont Yankee management to determine whether an auction best serves the interests of the Company.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ John J. Holtman John J. Holtman, Vice President, Controller, and Chief Accounting Officer

February 16, 2001